Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-12904) pertaining to the Employees’ Share Purchase Plan and the Share Incentive Plan of Tikcro Technologies Ltd. of our report dated April [  ], 2013, with respect to the financial statements of Tikcro Technologies Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2012.

April 30, 2013 Tel-Aviv, Israel	/s/ KOST, FORER GABBAY & KASIERER KOST, FORER GABBAY & KASIERER A Member of Ernst & Young Global